As filed with the Securities and Exchange Commission on October 18, 2011

Registration No. 333-108700

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	22-2531298
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9009 Carothers Parkway Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

MEDQUIST INC. 2002 STOCK OPTION PLAN

(Full title of the plan)

Roger L. Davenport

Chief Executive Officer and Chairman

MedQuist Inc.

9009 Carothers Parkway

Franklin, Tennessee 37067

(Name and address of agent for service)

(615) 261-1740

(Telephone number, including area code, of agent for service)

COPY TO:

Steven J. Abrams, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, Pennsylvania 19103-2799

(215) 981-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-108700) of MedQuist Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2003 (the “Registration Statement”). The Registration Statement registered 1,500,000 shares of common stock, no par value (the “Securities”), to be offered or sold pursuant to the Company’s MedQuist Inc. 2002 Stock Option Plan (the “Plan”).

On October 18, 2011, pursuant to the terms of the Agreement and Plan of Merger, dated as of the same date, by and among the Company, MedQuist Holdings Inc. (“Parent”) and MedQuist Merger Corporation, an indirectly wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirectly wholly-owned subsidiary of Parent.

In connection with the Merger, the Registration Statement is hereby withdrawn and all Securities registered hereunder, which remain unsold as of the date hereof, are hereby removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MedQuist, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-108700 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Franklin, State of Tennessee, on the 18th day of October, 2011.

MEDQUIST INC.

By:	/s/ Roger L. Davenport
Roger L. Davenport Chairman & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-108700 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Roger L. Davenport Roger L. Davenport	Chief Executive Officer and Chairman (Principal Executive Officer)	October 18, 2011

/s/ Ronald L. Scarboro Ronald L. Scarboro	Chief Financial Officer (Principal Financial and Accounting Officer)	October 18, 2011

/s/ Frank Baker Frank Baker	Director	October 18, 2011

/s/ Peter E. Berger Peter E. Berger	Director	October 18, 2011